Exhibit 32.1

Certification of Chief Executive Officer

In connection with the Annual Report of Interactive Data Corporation (the “Company”) on Form 10-K for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mason Slaine, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that to the best of my knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 13, 2013	By:	/s/ MASON SLAINE
	Name:	Mason Slaine
Chairman, President and Chief Executive Officer